Exhibit 5.1

March 29, 2020

U.S. Gold Corp.

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to U.S. Gold Corp., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (File No. 333-217860), as filed with the United States Securities and Exchange Commission (the “Commission”) on May 10, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), and as amended on May 15, 2017, and as further amended from time to time to the date hereof (the “Registration Statement”). The Registration Statement covers the sale pursuant to that certain Securities Purchase Agreement dated as of March 29, 2020 (the “Agreement”), of 357,142 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (the “Common Stock”).

In connection therewith, we have examined, and relied upon the accuracy of factual matters contained in: (a) the Articles of Incorporation of the Company filed with the Nevada Secretary of State on December 30, 2015, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Company, dated as of December 30, 2015, and amended as of February 19, 2016; (c) resolutions adopted by the Company’s Board of Directors authorizing the issuance and sale of the Shares pursuant to the Agreement, amongst other items. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

U.S. Gold Corp. March 29, 2020 Page 2

The opinion expressed below is based on the assumption that the Registration Statement, and any amendments or supplements thereto (including any post-effective amendments), have been filed by the Company with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Shares. We further assume that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued and, upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding, after giving effect to such issuance of such Shares, including the purchase of any Common Stock pursuant to any warrants, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement, in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP